Exhibit 16.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc,. Sc., ACA.. LL.B., CPA(Practising)

January 4, 2013

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements that we understand Yew Bio-Pharm Group, Inc. will include under Item 4.01 of the Form 8-K report, dated January 4, 2013, to be filed regarding the change of auditors. We agree with such statements make regarding our firm.

Sincerely,

Albert Wong & Co.
Certified Public Accountants